Exhibit 5.1

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

May 19, 2023

Abeona Therapeutics Inc.

6555 Carnegie Ave., 4th Floor

Cleveland, OH 44103

Re:	Abeona Therapeutics Inc.’s Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Abeona Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer and sale of up to 1,700,000 shares of common stock, par value $.01 per share, of the Company (the “Shares”) under the Abeona Therapeutics Inc. 2023 Equity Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued by the Company and transferred to Plan participants in accordance with the Plan, in a manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP